March 1, 2010

Securities and Exchange Commission
Office of Filings and Information Services
100 F Street, NE
Washington, D.C. 20549

Attention: amended N-SAR B/A

Re:	The Dreyfus/Laurel Funds Trust
-Dreyfus Core Value Fund
-Dreyfus High Yield Fund
(the “Funds”)

1933 Act File No.: 33-43846
1940 Act File No.: 811-524
CIK No.: 053808

Dear Sir/Madam:

On February 25, 2010, The Dreyfus/Laurel Funds Trust transmitted the annual Form N-SAR for the Funds for the period ended December 31, 2009. Such filing was transmitted and filed with the Securities and Exchange Commission (the “SEC”) with the Accession Number: 0000053808-10-000007.

This amended Form N-SAR B/A is being filed due to a change in the date of the Report of Independent Registered Public Accounting Firm, which was attached as Exhibit 77B.

Please address any comments or questions to the attention of the undersigned at (212) 922-6785.

Very truly yours,

/s/ Donna M. Quilty
Donna M. Quilty,
Legal Assistant